Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Allegiant Travel Company:

We consent to the incorporation by reference in the registration statement (No. 333‑141227, 333-199734 and 333-215624) on Form S-8 and No. 333-227737 on Form S-3ASR of Allegiant Travel Company of our reports dated March 1, 2021, with respect to the consolidated balance sheets of Allegiant Travel Company as of December 31, 2020 and 2019, the related consolidated statements of income, comprehensive income, shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2020, and the related notes, and the effectiveness of internal control over financial reporting as of December 31, 2020, which reports appear in the December 31, 2020 annual report on Form 10‑K of Allegiant Travel Company.

Our report refers to a change in accounting principle for the adoption of Financial Accounting Standards Board’s Accounting Standards Update 2016-02, Leases.

/s/ KPMG LLP
Dallas, Texas
March 1, 2021